UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2009

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21915 (Commission File Number)	82-0419266 (I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864

(Address of principal executive offices)

(208) 263-2266

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2009, the base salary of Daniel Moen, Senior Vice President, Marketing and Chief Information Officer, was increased to $400,000, subject to a 15% reduction through the remainder of fiscal 2009. Additionally, Mr. Moen will be granted an option to purchase 30,000 shares of the Company’s common stock, to be priced on December 31, 2009. One fourth of the shares will vest annually on the first, second, third and fourth anniversaries of the grant date. Unless earlier terminated by its terms, the option will expire at the close of business on the 7th anniversary of the grant date. As previously disclosed, the Company has an employment agreement with Mr. Moen.  The term of Mr. Moen’s agreement ends on May 29, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 17, 2009

Coldwater Creek Inc.

/s/ John E. Hayes, III
John E. Hayes, III
Senior Vice President, General Counsel and interim Chief Financial Officer